UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2003

Hallwood Realty Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-10643	75-2313955

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins Suite 1500 Dallas, Texas	75219

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 528-5588

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE

Item 5. Other Events and Regulation FD Disclosure.

     On December 18, 2003, the Supreme Court of Delaware affirmed the Delaware Court of Chancery’s July 8, 2003 decision in the litigation captioned Gotham Partners, L.P. v. Hallwood Realty Partners, L.P., et al., which was previously reported on Hallwood Realty Partners’ Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 14, 2003. In its order, the Delaware Supreme Court stated that the plaintiff’s contentions raised on appeal were not supported and that the Delaware Court of Chancery had properly applied Delaware law.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 22, 2003		Hallwood Realty Partners, L.P.

	By:	Hallwood Realty, LLC General Partner

	By:	/s/ John G. Tuthill
	Name:	John G. Tuthill
	Title:	Executive Vice President